EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (Nos. 333-96645, 333-128103, 333-133385, 333-174695, and 333-206070) on Form S-8 and (No. 333-169946) on Form S-3 of our reports dated March 12, 2025, with respect to the consolidated financial statements and financial statement schedule II of USANA Health Sciences, Inc. and the effectiveness of internal control over financial reporting.
/s/ KPMG LLP
Salt Lake City, Utah
March 12, 2025